Exhibit 27(o)

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

STATE UNVERSITY OF NEW YORK

DEFINED CONTRIBUTION RETIREMENT PLANS

GROUP DEFERRED FIXED AND VARIABLE ANNUITY CONTRACTS

(THE “CONTRACT” OR “CONTRACTS”)

issued to

SUNY ORP (Post 11/15/2021) Plans

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2024

____________________________________________________________________________

This summary prospectus summarizes key features of the Contract.

Before you participate in the Contract through your retirement plan, you should also review the full prospectus for the Contract (the “full Contract Prospectus”). It contains more information about the Contract’s features, benefits and risks. You can find this document and other information about the contract online at https://vpx.broadridge.com/getcontract1.asp?dtype=isp&cid=voyavpx&fid=NRVA00974. You can also obtain this information at no cost by calling Customer Service at 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

____________________________________________________________________________

An Investor may cancel the Contract within 10 days of receiving it without paying fees or penalties.

In some states, this cancellation period may be longer. Upon cancellation, you will receive a full refund of the amount you paid with your application, plus any earnings or less any losses attributable to amounts invested in the Variable Investment Options. You should review this summary prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

___________________________________________________________________________

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved this Contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS	3
IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT	5
OVERVIEW OF THE CONTRACT	8
Purpose	8
Phases of Contract	8
The Variable Investment Options	9
The Fixed Interest Options	9
Contract Features	9
Benefits Available Under the Contract	10
BUYING THE CONTRACT	12
Purchasing the Contract	12
Participating in the Contract	12
Acceptance or Rejection	12
Allocation of Purchase Payments	12
Transfer Credits	12
Tax Code Restrictions	13
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT	13
Withdrawals	13
Employer Directed Withdrawals	14
Systematic Distribution Options	14
Loans	15
ADDITIONAL INFORMATION ABOUT FEES	16
Transaction Expenses	16
Annual Contract Expenses	16
Annual Fund Expenses	17
Examples	17
APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT	18
HOW TO GET MORE INFORMATION	28

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SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

The following are some of the important terms used throughout this summary prospectus that have special meaning. There are other capitalized terms that are explained or defined in other parts of this summary prospectus.

Account Value: The value of: (1) amounts allocated to the Fixed Interest Options, including interest earnings to date; less (2) any deductions from the Fixed Interest Options (e.g., withdrawals and fees); and plus (3) the current dollar value of amounts allocated to the Subaccounts of Variable Annuity Account C, which includes investment performance and fees deducted from the Subaccounts.

Accumulation Phase: The period of time between the date the Contract became effective and the date you begin receiving Income Phase payments under the Contract. During the Accumulation Phase, you accumulate retirement benefits.

Accumulation Unit: A unit of measurement used to calculate the Account Value during the Accumulation Phase.

Accumulation Unit Value: The value of an Accumulation Unit for a Subaccount of Variable Annuity Account C. Each Subaccount of Variable Annuity Account C has its own Accumulation Unit Value, which may increase or decrease daily based on the investment performance of the applicable underlying Fund in which it invests.

Beneficiary (or Beneficiaries): The person designated to receive the death benefit payable under the Contract.

Contract or Contracts: The flexible premium, group, deferred combination variable and fixed annuity Contracts offered by your Plan Sponsor as a funding vehicle for your retirement plan.

Contract Holder: The person to whom we issue the Contract. Generally, the Plan Sponsor or a trust.

Customer Service: The location from which we service the Contracts. The mailing address and telephone number of Customer Service is Defined Contributions Administration, P.O. Box 990063, Hartford, CT 06199-0063, 1-800-584-6001.

Fixed Interest Options: The Fixed Plus Account II A is a Fixed Interest Option that may be available during the Accumulation Phase under some Contracts. Amounts allocated to the Fixed Interest Option are held in the Company’s General Account which supports insurance and annuity obligations.

Fund(s): The underlying mutual Funds in which the Subaccounts invest.

General Account: The account that contains all of our assets other than those held in Variable Annuity Account C or one of our other separate accounts.

Good Order: Generally, a request is considered to be in “Good Order” when it is signed, dated, and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. We can only act upon written requests that are received in Good Order.

Income Phase: The period during which you receive payments from your Contract.

Investor (also “you” or “participant”): The individual who participates in the Contract through a retirement plan.

Loan Interest Rate Spread: The difference between the rate charged and the rate credited on loans under your Contract.

Plan Sponsor: The sponsor of your retirement plan. Generally, your employer.

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Purchase Payment: Collectively, the initial purchase payment and any additional purchase payment.

Subaccount: Division(s) of Variable Annuity Account C that are investment options under the Contract. Each Subaccount invests in a corresponding underlying mutual Fund.

Tax Code: The Internal Revenue Code of 1986, as amended.

VRIAC, the Company, we, us and our: Voya Retirement Insurance and Annuity Company, a stock company domiciled in Connecticut, that issues the Contract described in this summary prospectus.

Variable Annuity Account C, the Separate Account: Voya Variable Annuity Account C, a segregated asset account established by us to fund the variable benefits provided by the Contract. The Variable Annuity Account C is registered as a unit investment trust under the Investment Company Act of 1940, as amended, and it also meets the definition of “separate account” under the federal securities laws.

Variable Investment Options: The Subaccounts of Variable Annuity Account C. Each one invests in a specific mutual Fund.

Vested: The amount of money in a participant’s individual account attributable to participant contributions. In an employer-sponsored retirement plan (i.e., a 403(b) plan), the Vested amount may include employer matching contributions.

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IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Transaction Charges

•   An Investor may be charged for transactions. If you take a loan from your Account Value, you may be subject to a Loan Initiation Fee not to exceed $125 per loan and an annual loan administration fee not to exceed $50 per loan (loan fees are not charged on new loans taken after August 8, 2022);

•   Certain Funds may impose redemption fees as a result of withdrawals, transfers, or other Fund transactions you may initiate; and

•   Charges for advisory services due to an independent advisory services agreement between you and an investment advisor may be deducted from Contract value.

See “FEE TABLES - Transaction Expenses” and “CHARGES AND FEES” in the full Contract Prospectus.

Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. Loan Interest Rate Spread (which is the difference between the rate charged and the rate credited on loans under your contract), or an Annual Loan administration fee is charged until the loan is repaid. These ongoing fees and expenses do not reflect any advisory fees due under an independent advisory services agreement with a participant, and if such charges were reflected, these ongoing fees and expenses would be higher.
	Annual Fee	Minimum	Maximum
	Base Contract Expenses	0.12%[1,2]	1.50%[1,2]
	Investment Options (Portfolio Company fees and expenses)	0.03%[3]	1.50%[3]

[1]	As a percentage of average Account Value.
[2]	The base contract expenses include (1) the mortality and expense risk charge, which compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits; and (2) an administrative expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. The administrative expense charge and the annual maintenance fee may be reduced or eliminated in certain circumstances. The minimum amount reflects these reductions or eliminations, while the maximum amount does not. See “CHARGES AND FEES - Periodic Fees and Charges - Mortality and Expense Risk Charge” in the full Contract Prospectus.
[3]	These expenses, which include management fees, distribution (12b-1) and/or service fees and other expenses, do not take into account any fee waiver or expense reimbursement arrangements that may apply. These expenses are for the year ended December 31, 2023, and will vary from year to year.
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FEES AND EXPENSES (continued from previous page)
Ongoing Fees and Expenses (annual charges)

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost Estimate: $145	Highest Annual Cost Estimate: $2,542

Assumes:

•  Investment of $100,000;

•  5% annual appreciation;

•  No optional benefits;

•  Fees and expenses of least expensive Fund;

•  No sales charges or advisory fees; and

•  No additional Purchase Payments, transfers, or withdrawals.

Assumes:

•  Investment of $100,000;

•  5% annual appreciation;

•  Fees and expenses of most expensive Fund;

•  No sales charges or advisory fees; and

•  No additional Purchase Payments, transfers, or withdrawals.

See the “ADDITIONAL INFORMATION ABOUT FEES - Periodic Fees and Expenses” sections of this summary prospectus and “CHARGES AND FEES - Periodic Fees and Charges” in the full Contract Prospectus.
RISKS
Risk of Loss	An Investor can lose money by investing in the Contract. See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full Contract Prospectus.
Not a Short-Term Investment

This Contract is not designed for short-term investing and is not appropriate for an Investor who needs ready access to cash. The Contract is typically most useful as part of a personal retirement plan. You should not participate in this Contract if you are looking for a short-term investment or expect to make withdrawals before you are age 59½.

If you participate in the Contract, you may not receive any distribution before retirement, or terminating employment with the SUNY ORP public institutions of higher learning.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full Contract Prospectus.

Risks Associated with Investment Options

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., portfolio companies). Each investment option will have its own unique risks, and you should review these investment options before making an investment decision.

See “THE INVESTMENT OPTIONS - The Variable Investment Options” and “APPENDIX F” in the full Contract Prospectus and “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT” to this summary prospectus.

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RISKS (continued from previous page)
Insurance Company Risks

An investment in the Contract is subject to the risks related to VRIAC, including that any obligations, including under the Fixed Interest Options, guarantees or benefits are subject to the financial strength and claims paying ability of VRIAC. More information about VRIAC, including its financial strength and claims paying ability, is available upon request, by contacting Customer Service at 1-800-584-6001.

See “THE CONTRACT - The General Account” in the full Contract Prospectus.

RESTRICTIONS
Investments

•   Generally, the Contract Holder or you, if permitted by the plan, may select no more than 25 investment options at enrollment. Thereafter, more than 25 investment options can be selected at any one time;

•   Not all Fixed Interest Options may be available for current or future investment;

•   There are certain restrictions on transfers from the Fixed Interest Options;

•   The Company reserves the right to combine two or more Subaccounts, close Subaccounts or substitute a new Fund for a Fund in which a Subaccount currently invests; and

•   The Contract is not designed to serve as a vehicle for frequent transfers. We actively monitor Fund transfer and reallocation activity to identify violations of our Excessive Trading Policy. Electronic trading privileges will be suspended if the Company determines, in its sole discretion, that our Excessive Trading Policy has been violated.

See “THE INVESTMENT OPTIONS - Selecting Investment Options and Right to Change the Separate Account” and “THE CONTRACT - Limits on Frequent or Disruptive Transfers” in the full Contract Prospectus.

Optional Benefits

•   We may discontinue or restrict the availability of an optional benefit;

•   The availability of certain benefits may vary based on employer and state approval; and

•   If a participant elects to pay advisory fees from the Variable Investment Options, such deductions will reduce the death benefit amount and also may be subject to federal and state income taxes and a 10% federal tax penalty.

See the “Benefits Available Under the Contract - Other Optional Benefits” and “MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT” sections of this summary prospectus.

TAXES
Tax Implications

•   You should consult with a tax and/or legal adviser to determine the tax implications of an investment in, and distributions received under, the Contract;

•   There is no additional tax benefit to the Investor if the Contract is purchased through a tax-qualified plan or individual retirement account (“IRA”); and

•   Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.

See “FEDERAL TAX CONSIDERATIONS” in the full Contract Prospectus.

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CONFLICTS OF INTEREST
Investment Professional Compensation

•   We pay compensation to broker/dealers whose registered representatives sell the Contract.

•   Compensation may be paid in the form of commissions or other compensation, depending upon the agreement between the broker/dealers and the registered representative.

•   Because of this sales-based compensation, an investment professional may have a financial incentive to offer or recommend the Contract over another investment.

See “OTHER TOPICS - Contract Distribution” in the full Contract Prospectus.

Exchanges

Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should exchange your Contract only if you determine, after comparing the features, fees and risks of both contracts, that it is preferable for you to purchase the new contract rather than continue to own the existing Contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full Contract Prospectus.

OVERVIEW OF THE CONTRACT

This summary provides a brief overview of the more significant aspects of the Contract. Further detail is provided in this summary prospectus, the Contract and the summary or full prospectuses for the Funds being considered. We urge you to read the entire summary prospectus as it describes all material features and benefits of the Contract and your rights and limitations thereunder. It also sets forth information you should know before making the decision to participate in the Contract through your retirement plan.

Purpose

The contracts described in this prospectus are group deferred fixed and variable annuity contracts. The Contracts may be single Purchase Payment contracts or Contracts that permit installment Purchase Payments. It is intended to be used as a funding vehicle for certain types of retirement plans, including those that qualify for beneficial tax treatment and/or to provide current income reduction under Tax Code Sections 401(a), 403(b), including Roth 403(b), if available and 414(h).

The Contract is designed for Investors who intend to accumulate funds for retirement purposes, and thus is best suited for those with a long investment horizon. The Contract should not be viewed as a highly liquid investment. In that regard, early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. The value of deferred taxation on earnings grows with the amount of time your money is left in the Contract. For these reasons, you should not participate in this Contract if you are looking for a short-term investment. When considering whether to purchase or participate in the Contract, you should consult with your financial representative about your financial goals, investment time horizon and risk tolerance.

Phases of Contract

The Contract has two phases: An Accumulation Phase and an Income Phase.

Accumulation Phase: During the Accumulation Phase, you direct us to invest your Purchase Payments or Account Value among the follow investment options:

•	Variable Investment Options; and/or
•	Fixed Interest Options.
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Income Phase: During the Income Phase, you start receiving annuity, or Income Phase, payments from your Contract. However, during the Income Phase you will be unable to make withdrawals, and any death benefits and living benefits will terminate. The Contract offers several Income Phase payment options. In general, you may:

•	Receive Income Phase payments over a lifetime or for a specified period;
•	Receive Income Phase payments monthly, quarterly, semi-annually or annually;
•	Select an Income Phase option that provides a death benefit to Beneficiaries; or
•	Select fixed Income Phase payments or payments that vary based on the performance of the Variable Investment Options you select.

Withdrawals will not be allowed during the Income Phase. See “THE INCOME PHASE” in the full Contract Prospectus.

The Variable Investment Options

The Variable Investment Options are Subaccounts within the Separate Account. Each Subaccount invests its assets directly in shares of a corresponding underlying Fund, and each Fund has its own distinct investment objectives, fees and expenses and investment advisers. Earnings on amounts invested in a Subaccount will vary depending upon the performance and fees of the corresponding underlying Fund. You do not invest directly in or hold shares of the Funds. Additional information about each underlying fund is set forth in an appendix to this summary prospectus. See “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.”

There is no guarantee that your Account Value will increase. Depending upon the investment experience of each Fund in which a Subaccount invests, your Account Value may increase or decrease daily. You bear the investment risk for the Funds in which the Subaccounts invest; you will benefit from favorable investment experience but also bear the risk of poor investment performance.

The Fixed Interest Options

The Fixed Plus Account II A may be available through the Contract.

Contract Features

Death Benefit. A Beneficiary may receive a death benefit in the event of your death during both the Accumulation and Income Phases (described above). If made available under your Contract, you can elect the Guaranteed Death Benefit. The availability of a death benefit during the Income Phase depends upon the Income Phase annuity payment option selected. See the “Benefits Available Under the Contract” below.

For most Contracts, the death benefit will be based on your Account Value. The death benefit is calculated as of the next time we value your account following the date on which Customer Service receives proof of death and a payment request in Good Order. In addition to this amount, some states require we pay interest on amounts invested in the Fixed Interest Option, calculated from date of death at a rate specified by state law.

Asset Rebalancing Program. Our asset rebalancing program may be available in connection with certain Contracts. Asset rebalancing allows you to reallocate your Account Value in the investments and percentages you identify. There is no additional charge for this program. See ‘THE CONTRACT - Contract Purchase and Limitations - The Asset Rebalancing Program” in the full Contract Prospectus.

Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, you may initiate a loan during the Accumulation Phase from your Account Value allocated to certain Subaccounts and Fixed Interest Options. There are charges associated with loans. Loans are subject to requirements under the Tax Code and related loan regulations, as well as ERISA (if applicable). Further restrictions may apply due to our administrative practices, or those administrative practices of a third-party administrator selected by your Plan Sponsor.

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Taxation. Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “FEDERAL Tax Considerations” in the full Contract Prospectus.

Systematic Distribution Options. These allow you to receive regular payments from your account, while retaining the account in the Accumulation Phase. See “SYSTEMATIC DISTRIBUTION OPTIONS” in the full Contract Prospectus.

Charges for Advisory Services. A participant may enter into an agreement with an independent investment adviser that will provide agreed-upon advisory services and may arrange to have the advisory fees deducted from the Variable Investment Options, in which case such deductions will reduce the death benefit payable under the participant’s Contract, they may be treated as withdrawals, and they may be subject to federal and state income taxes and a 10% penalty tax. See “CHARGES AND FEES – Charges for Advisory Services” in the full Contract Prospectus.

Withdrawals. During the Accumulation Phase, you may, under some plans, withdraw all or part of your Account Value. Amounts withdrawn may be subject to other deductions, tax withholding and taxation.

Benefits Available Under the Contract

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Guaranteed Death Benefit	Pays a death benefit equal to the Account Value.	Standard	No additional fee for this death benefit.

The Contract provides a guaranteed death benefit that can be elected within the first six months after your death. A beneficiary who (i) elects an income phase payment option; (ii) takes a total distribution of the account; or (iii) if the beneficiary is your spouse, registers the account in his or her name, may elect to receive the guaranteed death benefit provided he or she has notified the Company of such election within six months after the participant’s death. The guaranteed death benefit is the greater of A or B, where:

A Is the sum of payments (minus any applicable premium tax) made to your account, minus a dollar-for-dollar adjustment for amounts withdrawn, taken as a loan or applied to an income phase payment option from your account; or

B Is your account value, minus any outstanding loan balance on the date that notice of death and request for payment or notice of election of the death benefit is received by Customer Service in Good Order.

Any advisory fees deducted reduce Account Value and this reduces the amount of this death benefit.

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Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Asset Rebalancing Program	Allows you to reallocate your Account Value in the investments and percentages you identify.	Standard	No additional fee for this benefit.	Account Values invested in certain investment options may not be available for rebalancing under this program. Subaccount reallocations or changes outside of the asset rebalancing program may affect the program. Changes such as Fund mergers, substitutions or closures may also affect the program. The benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Systematic Distribution Options	Allows you to receive regular payments from your account without moving into the Income Phase.	Standard	No additional fee for this benefit.	If not required under the plan, VRIAC may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections. The benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Loans	Allows you to borrow against your Account Value.	Standard

Loan Interest Rate Spread (per annum): 2.5% for loans taken prior to August 8, 2022; or

Loan Initiation Fee: $125 per loan; and

Annual Loan Administration Fee: $50 per loan. Loan fees are not charged on new loans taken after August 8, 2022.

Amounts borrowed under a Contract do not participate in the investment performance of the Subaccounts and the interest guarantees of the Fixed Interest Options and you may lose the benefit of tax-deferred growth on earnings. Loans, therefore, can affect the Account Value and death benefit whether or not the loan is repaid. The benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Deduction of Advisory Fees from Participant Account	Contract permits adviser retained by participant to have its fees deducted from participant account.	Standard	No additional fee for this benefit.

Advisory fees deducted reduce the amount of death benefit and may be treated as a withdrawal upon proper authorization – see discussion of each death benefit in this table above.

Withdrawal of advisory fees from a participant’s account may be subject to federal and state income taxes and a 10% federal penalty tax.

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BUYING THE CONTRACT

Purchasing the Contract

To purchase the Contract:

•	The Contract Holder submits the required forms and application to the Company; and
•	We approve the forms and issue a Contract to the Contract Holder.

Participating in the Contract

To participate in the Contract:

•	We provide you with enrollment materials for completion and return to us, which may be completed electronically where available (occasionally enrollment is conducted by someone unaffiliated with us who is assisting the Contract Holder); and
•	Under the rollover Contract, we will allocate Purchase Payments attributable to transfers of after-tax employee contributions made to a predecessor 403(b) plan, as applicable, to the employee account and Purchase Payments attributable to a transfer of employer contributions made under the same plan to the employer account; and
•	Under the modal Contract, we will allocate Funds attributable to Tax Code Section 414(h) contributions to an employee account and ongoing payments under Tax Code Section 401(a) and transferred Funds attributable to Tax Code Section 401(a) contributions from another investment provider to an employer account.

Acceptance or Rejection

We must accept or reject an application or your enrollment materials within two business days of receipt. If the forms are incomplete, we may hold any forms and accompanying Purchase Payments for five business days, unless you consent to our holding them longer. If we reject the application or enrollment forms, we will return the forms and any Purchase Payments.

Allocation of Purchase Payments

The Contract Holder or you, if the Contract Holder permits, directs us to allocate initial Purchase Payments to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, changes to allocations for future Purchase Payments or transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “THE Investment Options” in the full Contract Prospectus.

Transfer Credits

The Company provides a transfer credit in some cases on transferred assets, as defined by the Company, subject to certain conditions and state approvals. This benefit is provided on a nondiscriminatory basis. If a transfer credit is due under the Contract, you will be provided with additional information specific to the Contract.

Election of a transfer credit may impact the mortality and expense risk charge and the credited interest rate under certain Fixed Interest options. See “THE CONTRACT - Contract Provisions and Limitations - Transfer Credits” in the full Contract Prospectus.

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Tax Code Restrictions

The Tax Code places some limitations on contributions to your account. See “FEDERAL TAX CONSIDERATIONS” in the full Contract Prospectus.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Subject to limitations on withdrawals from the Fixed Interest Option and other restrictions (see “Withdrawal Restrictions” in this section), the Contract Holder, or you if permitted by the plan, may withdraw all or a portion of your Account Value at any time during the Accumulation Phase.

Steps for Making a Withdrawal

The Contract Holder, or you if permitted by the plan, must:

•	Select the Withdrawal Amount:
•	Full Withdrawal: You will receive, reduced by any required tax and redemption fees, if applicable, your Account Value allocated to the Subaccounts, and the amount available for withdrawal from the Fixed Plus Account II A; or
•	Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required withholding tax, tax penalties and redemption fees, if applicable, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be the amount you specified. The amounts available from the Fixed Plus Account II A may be limited.

•	Select Investment Options. Subject to any applicable withdrawal order requirements for Contracts that have Fixed Plus Account II A as an investment option, we will withdraw dollars in the same proportion as the values you hold in the various investment options from each investment option in which you have an account value unless otherwise specified by you; and
•	Properly complete a disbursement form and submit it to Customer Service.

For amounts you withdraw from Account Value allocated to the Subaccounts, we will redeem the number of Accumulation Units needed to fund the withdrawal and reduce your Account Value accordingly. For amounts you withdraw from a Fixed Interest Option, we will reduce the value of the Fixed Interest Option by the dollar amount of that portion of the withdrawal and will reduce your Account Value accordingly. A reduction to your Account Value due to a withdrawal results in a lesser amount available to be annuitized and a lesser death benefit (if your death benefit amount is based on your Account Value). For a description of limitations on withdrawals from the Fixed Plus Account II A, please see APPENDIX F in the full Contract Prospectus.

Calculation of Your Withdrawal

We determine your Account Value every normal business day after the close of the NYSE. We pay withdrawal amounts based on your Account Value either:

•	As of the next valuation after Customer Service receives a request for withdrawal in Good Order; or
•	On such later date as specified on the disbursement form.
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Delivery of Payment

Payments for withdrawal requests will be made in accordance with SEC requirements. Normally, we will send your payment no later than seven calendar days following our receipt of your disbursement form in Good Order. No interest will accrue on amounts represented by uncashed withdrawal checks.

Withdrawal Restrictions

Many plans may have limits on withdrawals that may be made from the plan. The Contract may require that the Contract Holder certify that you are eligible for the distribution.

The Tax Code and/or your plan may impose other limitations on withdrawals. See “FEDERAL Tax Considerations – Distributions – Eligibility” in the full Contract Prospectus.

Employer Directed Withdrawals

If permitted by the plan, we may, at the Contract Holder’s direction, deduct amounts from participant accounts in order to pay costs associated with a third-party administrator engaged by the plan sponsor to administer the plan.

Systematic Distribution Options

If available under your plan, a systematic distribution option allows you to receive regular payments from your account without moving into the Income Phase. By remaining in the Accumulation Phase, you retain certain rights and investment flexibility not available during the Income Phase. Because the account remains in the Accumulation Phase, all Accumulation Phase charges continue to apply.

Systematic Distribution Options Currently Available

These options may be exercised at any time during the Accumulation Phase of the Contract. To exercise one of these options, the Account Value must meet any minimum dollar amount and age criteria applicable to that option. To determine what systematic distribution options are available, please write or call Customer Service.

Systematic distribution options currently available under the Contract include the following:

•	Systematic Withdrawal Option (“SWO”) - SWO is a series of partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining Accumulation Phase investment flexibility for amounts accumulated under the account. (This option may not be available if you have an outstanding loan); and
•	Estate Conservation Option (“ECO”)/Recurring RMD Payment (“RRP”) - This option also allows you to maintain the account in the Accumulation Phase and provides periodic payments designed to meet the Tax Code’s required minimum distributions. Under this option, the Company calculates the minimum distribution amount required by law (generally at age 73 (or such other age as prescribed by Tax Code Section 401(a)(9)) or retirement, if later) and pays you that amount once a year.
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Other Systematic Distribution Options

Other systematic distribution options may be available from time to time. Additional information relating to any of the systematic distribution options may be obtained from your local representative or by contacting Customer Service.

Availability of Systematic Distribution Options

If not required under the plan, the Company may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

Terminating a Systematic Distribution Option

Once you elect a systematic distribution option, you may revoke it at any time by submitting a written request to Customer Service. Once revoked, an option may not be elected again until the next calendar year, nor may any other systematic distribution option be elected, unless the Tax Code permits it.

Tax Consequences

Withdrawals received through these options and revocations of elections may have tax consequences. See “FEDERAL Tax Considerations” in the full Contract Prospectus.

Loans

Availability

You may take out a loan from your Account Value during the Accumulation Phase. Loans are only allowed from amounts allocated to certain Subaccounts and Fixed Interest Options. Loans will not be permitted to be taken from the account of any participant while such participant is employed by a voluntary employer. The amount available for a loan is limited to the Vested individual Account Value attributable to participant contributions subject to any plan vesting limits as determined by the Contract Holder, plus any additional amounts allowed by the plan as determined by the Contract Holder. Amounts available from some Investment Options may be subject to limitations specified in the loan agreement. Additional restrictions may apply under the Tax Code, ERISA (if applicable), your plan or due to our administrative practices or those of a third-party administrator selected by your Plan Sponsor, and loans may be subject to approval by the Plan Sponsor or its delegate. We reserve the right to deny a loan request if the participant has an outstanding loan in default. See “LOANS” in the full Contract Prospectus for additional information.

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ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering or making withdrawals from the Contract. These fees and expenses do not reflect any advisory fee paid to an independent investment advisor retained by a participant, and if such charges were reflected, these fees and expenses would be higher. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you may pay at the time you buy the Contract, surrender or make withdrawals from the Contract or take a loan from the Contract. State premium taxes may also be deducted.

Transaction Expenses

Maximum Loan Fees
Loan Initiation Fee[4]	$125.00
Premium Tax[5]	0.00% to 4.00%

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

Annual Contract Expenses

Base Contract Expenses[6,7] (as a percentage of average Account Value)	1.50%
Loan Interest Rate Spread (per annum)[8]	2.5%
Annual Loan Administration Fee[9]	$50.00

[4]	Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to a loan initiation fee. If assessed, the loan initiation fee will apply to each outstanding loan taken and will be deducted from the Account Value. We reserve the right to change the fee charged for loan initiation, but not to exceed $125. We currently don’t charge a Loan Interest Rate Spread or loan initiation fee. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full Contract Prospectus.
[5]	We reserve the right to deduct a charge for premium taxes from your Account Value or from payments to the Account at any time, but not before there is a tax liability under state law. See “CHARGES AND Fees ‒ Premium and Other Taxes” section of the full Contract Prospectus.
[6]	These expenses (which currently show the maximum and not current expenses) may be reduced in certain circumstances. See “CHARGES AND FEES - Periodic Fees and Charges” in the full Contract Prospectus.
[7]	The mortality and expense risk charge, included in the base contract expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. The base contract expenses also reflect an administration expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. There is also a current separate account expense charge of 0.55% included in the base contract expenses. See “CHARGES AND FEES” in the full Contract Prospectus.
[8]	This is the difference between the rate charged and the rate credited on loans under your Contract. For example, if the current credited interest rate is 6%, the amount of interest applied to the contract would be 3.5%; the 2.5% Loan Interest Rate Spread or difference is retained by the Company. Currently, the loan interest rate spread is 2.5% per annum for SUNY ORP Contracts. The Loan Interest Rate Spread is charged until the loan is repaid in full. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full Contract Prospectus.
[9]	Certain Contracts that have a 0.0% loan interest spread may be subject to an annual loan administration fee. If assessed, the annual loan administration fee will apply to each outstanding loan and will be deducted from the Account Value annually at the beginning of each calendar year. We reserve the right to change the annual fee charged for loan administration, but the fee shall not exceed $50. The Annual Loan Administration Fee is charged until the loan is repaid in full. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full Contract Prospectus.
ISP.81216-24	16

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in an appendix to this summary prospectus. See “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.”

Annual Fund Expenses

	Minimum	Maximum
Range of total annual Fund operating expenses before any waivers or expense reimbursements	0.03%	1.50%
Range of total annual Fund operating expenses after any waivers or expense reimbursements	0.03%	1.50%

Examples

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses (assuming no loans), annual Contract expenses and annual Fund expenses. They do not reflect any advisory fee paid to an independent investment advisor (if retained by a participant) from a participant’s account, and if such charges were reflected, the costs would be higher.

The following example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example A: If you withdraw your entire Account Value at the end of the applicable time period:	1 Year	3 Years	5 Years	10 Years
	$3,030	$9,273	$15,768	$33,178
Example B: If you do not withdraw your entire Account Value or if you select an income Phase payment option at the end of the applicable time period:*	1 Year	3 Years	5 Years	10 Years
	$3,030	$9,273	$15,768	$33,178

*	This example will not apply if during the Income Phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the Accumulation Phase. (Refer to Example A.)
ISP.81216-24	17

APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds available under the Contract. The Funds available to you may vary based on employer and state approval and participants should refer to their plan documents for a list of available Funds.

More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at https://vpx.broadridge.com/getcontract1.asp?dtype=isp&cid=voyavpx&fid=NRVA00974. You can also request this information at no cost by calling Customer Service at 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher, and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks total return, consisting of current income and capital appreciation.	Allspring Core Plus Bond Fund (Class R6)[1,2,3] Investment Adviser: Allspring Funds Management, LLC Subadviser: Allspring Global Investments, LLC	0.31%	6.94%	2.49%	3.09%
Seeks to maximize total returns. Total return is comprised of income and capital appreciation.	DFA Social Fixed Income Portfolio (Institutional Class)[1] Investment Adviser: Dimensional Fund Advisors LP	0.22%	7.18%	1.80%	N/A
Seeks to provide investment results that correspond to the total return (i.e., the combination of capital changes and income) performance of common stocks publicly traded in the United States.	Fidelity® 500 Index Fund[1,4] Investment Adviser: Fidelity Management & Research Company LLC (FMR) Subadviser: Geode Capital Management, LLC	1.50%	26.29%	15.68%	12.02%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[1]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[2]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[3]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the American Funds® – Capital World Bond Fund® (Class R6), JPMorgan Government Bond Fund (Class R6), and Voya Intermediate Bond Portfolio (Class I) to the Allspring Core Plus Bond Fund (Class R6).
[4]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the American Funds® – Washington Mutual Investors FundSM (Class R4), DFA U.S. Large Company Portfolio (Institutional Class), Fidelity® VIP Index 500 Portfolio (Initial Class), and Voya Growth and Income Portfolio (Class I) to the Fidelity® 500 Index Fund.
ISP.81216-24	18

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide investment results that correspond to the total return of stocks of small-capitalization United States companies.	Fidelity® Small Cap Index Fund[5,6] Investment Adviser: Fidelity Management & Research Company LLC (FMR) (the Adviser) is the fund’s manager. Geode Capital Management, LLC (Geode) serves as a sub-adviser for the Fund.	0.25%	17.12%	10.07%	7.32%
Seeks to provide investment results that correspond to the total return of foreign developed and emerging stock markets.	Fidelity® Total International Index Fund[5,7] Investment Adviser: Fidelity Management & Research Company LLC (FMR) Subadviser: Geode Capital Management, LLC	0.06%	18.31%	8.34%	4.42%
Seeks long-term total return.	Franklin Small Cap Value Fund (Class R6) Investment Adviser: Franklin Mutual Advisers, LLC	0.73%	6.68%	9.81%	6,30%
Seek long term growth of capital by investing in innovative companies around the world whose businesses and technologies focus on environmental markets, including alternative energy and energy efficiency; water infrastructure technologies and pollution control; environmental support services and waste management technologies; and sustainable food, agriculture, and forestry.	Impax Global Environmental Markets Fund (Institutional Class)[5] Investment Adviser: Impax Asset Management LLC (“IAM” or the “Adviser”) is the investment adviser for the Global Environmental Markets Fund. IAM has engaged Impax Asset Management Ltd. (the “Sub-Adviser” as a sub-adviser to manage the Global Environmental Markets Fund’s investments. Impax Asset Management Ltd. has its principal offices at 30 Panton Street, 7th Floor, London, SW1Y4AJ, United Kingdom.	0.91%	16.85%	12.36%	7.60%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[5]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[6]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Russell Small Company Portfolio (Class I) to the Fidelity® Small Cap Index Fund.
[7]	Effective March 8, 2024, the Plan’s sponsor transferred all investments in, and future allocations to, the Vanguard® Total International Stock Index Fund (AdmiralTM Shares) and the Voya International Index Portfolio to the Fidelity® Total International Index Fund.
ISP.81216-24	19

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation.	JPMorgan Large Cap Growth Fund (Class R6)[8] Investment Adviser: J.P. Morgan Investment Management Inc.	0.44%	34.95%	21.19%	15.67%
Seeks to achieve both capital appreciation and current income.	Parnassus Core Equity FundSM (Investor Shares) Investment Adviser: Parnassus Investment	0.82%	24.93%	15.48%	11.63%
Seeks to maximize current income. As a secondary investment objective, the Fund will seek capital appreciation, but only when consistent with the Fund’s primarily investment objective of current income.	PGIM High Yield Fund (Class R6) Investment Adviser: PGIM Investments LLC Subadvisers: PGIM Fixed Income and PGIM Limited	0.38%	11.55%	2.73%	4.34%
Capital growth and current income.	Pioneer Balanced ESG Fund (Class K) Investment Adviser: Amundi Asset Management US, Inc.	0.67%	15.74%	9.71%	7.36%
Seeks to provide long-term capital growth by investing primarily in the common stocks of mid-cap growth companies.	T. Rowe Price Diversified Mid-Cap Growth Fund (Class I)[9,10] Investment Adviser: T. Rowe Price Investment Management	0.68%	21.04%	13.66%	10.89%
Seeks to provide investors with growth of capital.	Touchstone Small Company Fund (Class R6) Investment Adviser: Touchstone Advisors, Inc. Subadviser: Fort Washington Investment Advisors, Inc.	0.80%	16.35%	12.11%	9.24%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[8]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the American Funds® – The Growth Fund of America® (Class R6), T. Rowe Price Large-Cap Growth Fund (Class I), Voya Large Cap Growth Portfolio (Class I) and VY® T. Rowe Price Growth Equity Portfolio (Class I) to the JPMorgan Large Cap Growth Fund (Class R6).
[9]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the VY® T. Rowe Price Diversified Mid Cap Growth Portfolio (Class R6) to the T. Rowe Price Diversified Mid Cap Growth Fund (Class I).
[10]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
ISP.81216-24	20

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide an above-average level of current income and reasonable long-term capital appreciation.	Vanguard® Equity Income Fund (AdmiralTM Shares)[11,12,13,14] Investment Advisers: Wellington Management Company LLC (Wellington Management), The Vanguard Group, Inc. (Vanguard)	0.29%	8.10%	11.57%	9.53%
Seeks to provide long-term capital appreciation.	Vanguard® ExplorerTM Fund (AdmiralTM Shares)[13] Investment Advisers: ArrowMark Colorado Holdings, LLC (ArrowMark Partners), ClearBridge Investment, LLC (ClearBridge), Stephens Investment Management Group, LLC (SIMG), Wellington Management Company LLP (Wellington Management), The Vanguard Group, Inc. (Vanguard)	0.34%	19.90%	13.12%	9.58%
Seeks to provide current income while maintaining liquidity and a stable share price of $1.	Vanguard® Federal Money Market Fund (Investor Shares)[13] Investment Adviser: The Vanguard Group, Inc. (Vanguard)	0.11%	5.09%	1.83%	1.21%
Seeks to track the performance of a benchmark index that measures the investment return of large- and mid-capitalization stocks.	Vanguard® FTSE Social Index Fund (Institutional Shares)[13] Investment Adviser: The Vanguard Group, Inc. (Vanguard)	0.12%	31.78%	15.97%	12.53%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[11]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[12]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[13]	Vanguard is a trademark of The Vanguard Group, Inc.
[14]	Effective March 8, 2024, the Plan Sponsor will transfer all investments in, and future allocations to, the American Funds® American Mutual Fund® (Class R6), and JPMorgan Equity Income Fund (Class R6) to the Vanguard Equity Income (Admiral Shares).
ISP.81216-24	21

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2025 Fund[15,16,17,18] Investment Adviser: Vanguard Equity Index Group	0.08%	14.55%	7.56%	6.10%
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2030 Fund[15,16,17,19] Investment Adviser: Vanguard Equity Index Group	0.08%	16.03%	8.37%	6.58%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[15]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[16]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[17]	Vanguard is a trademark of The Vanguard Group, Inc.
[18]	Effective March 8, 2024, the Plan Sponsor will transfer all investments in, and future allocations to, the Voya Target Retirement 2025 Fund (Class R6) to the Vanguard Target Retirement 2025 Fund.
[19]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2030 Fund (Class R6) to the Vanguard Target Retirement 2030 Fund.
ISP.81216-24	22

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2035 Fund[20,21,22,23] Investment Adviser: Vanguard Equity Index Group	0.08%	17.14%	9.17%	7.06%
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2040 Fund[20,21,22,24] Investment Adviser: Vanguard Equity Index Group	0.08%	18.34%	9.99%	7.52%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[20]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[21]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[22]	Vanguard is a trademark of The Vanguard Group, Inc.
[23]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2035 Fund (Class R6) to the Vanguard Target Retirement 2035 Fund.
[24]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2040 Fund (Class R6) to the Vanguard Target Retirement 2040 Fund.
ISP.81216-24	23

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2045 Fund[25,26,27,28] Investment Adviser: Vanguard Equity Index Group	0.08%	19.48%	10.76%	7.91%
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2050 Fund[25,26,27,29] Investment Adviser: Vanguard Equity Index Group	0.08%	20.17%	10.93%	7.99%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[25]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[26]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[27]	Vanguard is a trademark of The Vanguard Group, Inc.
[28]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2045 Fund (Class R6) to the Vanguard Target Retirement 2045 Fund.
[29]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2050 Fund (Class R6) to the Vanguard Target Retirement 2050 Fund.
ISP.81216-24	24

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER		AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
		CURRENT EXPENSES*	1 Year	5 Years	10 Years
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2055 Fund[30,31,32,33] Investment Adviser: Vanguard Equity Index Group	0.08%	20.16%	10.92%	7.97%
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Bond II Index Fund, and Total International Stock Index Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2060 Fund[30,31,32,34] Investment Adviser: Vanguard Equity Index Group	0.08%	20.18%	10.92%	7.97%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[30]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[31]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[32]	Vanguard is a trademark of The Vanguard Group, Inc.
[33]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2055 Fund (Class R6) to the Vanguard Target Retirement 2055 Fund.
[34]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2060 Fund (Class R6) to the Vanguard Target Retirement 2060 Fund.
ISP.81216-24	25

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2065[35,36,37,38] Investment Adviser: Vanguard Equity Index Group	0.08%	20.15%	10.91%	N/A
Seeks to provide growth of capital and current income consistent with its current target allocation by investing in a gradually more conservative mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement 2070 Fund[35,36,37] Investment Adviser: Vanguard Equity Index Group	0.08%	10.74%	4.83%	4.09%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[35]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[36]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[37]	Vanguard is a trademark of The Vanguard Group, Inc.
[38]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Target Retirement 2065 Fund (Class R6) to the Vanguard Target Retirement 2065 Fund.
ISP.81216-24	26

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2023)
			1 Year	5 Years	10 Years
Seeks to provide current income and some growth of capital by investing in a mix of the following Vanguard funds: Total Stock Market Index Fund, Total Bond Market II Index Fund, Total International Stock Index Fund, Total International Bond II Index Fund, and Short-Term Inflation-Protected Securities Index Fund. The combination of funds produces a portfolio that is diversified by asset class and holdings. The combination of funds produces a portfolio that is diversified by asset class and holdings.	Vanguard Target Retirement Income Fund[39,40,41,42] Investment Adviser: Vanguard Equity Index Group Subadviser: Wellington Management Company LLP	0.08%	10.74%	4.83%	4.09%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s prospectus.
[39]	This Fund is available to the general public, in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[40]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Funds of Funds” for more information.
[41]	Vanguard is a trademark of The Vanguard Group, Inc.
[42]	Effective March 8, 2024, the Plan Sponsor transferred all investments in, and future allocations to, the Voya Solution Income Portfolio (Class I) to the Vanguard Target Retirement Income Fund.
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HOW TO GET MORE INFORMATION

This summary prospectus incorporates by reference the full State University of New York Defined Contribution Retirement Plans Contract prospectus and Statement of Additional Information, each dated May 1, 2024, as amended or supplemented. You can find these documents online at https://vpx.broadridge.com/getcontract1.asp?dtype=isp&cid=voyavpx&fid=NRVA00974. You can also obtain these documents at no cost by calling Customer Service at 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

EDGAR Contract Identifier: C000002960

ISP.81216-24	28